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                                                                  Exhibit (5)(b)




                                                         April 16, 2002




Fifth Third Bancorp,
      Fifth Third Center,
           33 Fountain Square Plaza,
                Cincinnati, Ohio 45263.

Fifth Third Capital Trust IV,
Fifth Third Capital Trust V,
Fifth Third Capital Trust VI,
      c/o Fifth Third Bancorp,
           Fifth Third Center,
                33 Fountain Square Plaza,
                      Cincinnati, Ohio 45263.

Ladies and Gentlemen:

                  In connection with the registration under the Securities Act of 1933 (the "Act") of $2,000,000,000 aggregate initial offering price of:

                  (a) senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and, collectively with the Senior Debt Securities, the "Debt Securities");
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Fifth Third Bancorp
Fifth Third Capital Trust IV
Fifth Third Capital Trust V
Fifth Third Capital Trust VI                                                 -2-




                  (b) shares of preferred stock, without par value (the "Preferred Stock"), which may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts");

                  (c) shares of common stock, without par value (the "Common Stock");

                  (d) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the "Warrants" and, collectively with the Debt Securities, Preferred Stock, Depositary Shares and Common Stock, the "Securities") of Fifth Third Bancorp, an Ohio corporation (the "Corporation");

                  (e) capital securities of Fifth Third Capital Trust IV, Fifth Third Capital Trust V and Fifth Third Capital Trust VI (the "Capital Securities") representing an undivided preferred beneficial interest in the assets of Fifth Third Capital Trust IV, Fifth Third Capital Trust V or Fifth Third Capital Trust VI, each of which is a Delaware statutory
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Fifth Third Bancorp
Fifth Third Capital Trust IV
Fifth Third Capital Trust V
Fifth Third Capital Trust VI                                                 -3-


                           business trust (each, a "Trust" and, collectively, the "Trusts");

                  (f) guarantees by the Corporation, on a subordinated basis, of the payment of distributions and the redemption or liquidation price of the Capital Securities (the "Guarantees"); and

                  (g) junior subordinated debentures (the "Debentures") issuable by the Corporation to the Trusts pursuant to the Junior Subordinated Indenture, dated as of March 20, 1997, between the Corporation and Wilmington Trust Company, as trustee (the "Junior Subordinated Indenture"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

                  Upon the basis of such examination, we advise you that, in our opinion:

                  (1) Debt Securities. When the registration statement relating to the Securities (the "Registration
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Fifth Third Bancorp
Fifth Third Capital Trust IV
Fifth Third Capital Trust V
Fifth Third Capital Trust VI                                                 -4-


Statement") has become effective under the Act, the indentures relating to the Senior Debt Securities and Subordinated Debt Securities have been duly authorized, executed and delivered by each of the parties thereto substantially in the forms filed as exhibits to the Registration Statement, the terms of the Senior Debt Securities or Subordinated Debt Securities, as the case may be, and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Senior Debt Securities or Subordinated Debt Securities, as the case may be, have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, the Senior Debt Securities or Subordinated Debt Securities, as the case may be, will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium
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Fifth Third Bancorp
Fifth Third Capital Trust IV
Fifth Third Capital Trust V
Fifth Third Capital Trust VI                                                 -5-


and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (2) Preferred Stock. When the Registration Statement has become effective under the Act, a certificate of amendment to the Corporation's articles of incorporation has been duly filed with the Secretary of State of the State of Ohio, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Corporation's articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

                  (3) Depositary Shares. When the Registration Statement has become effective under the Act, the deposit agreement relating to the Depositary Shares (the "Deposit Agreement") to be entered into between the Corporation and
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Fifth Third Bancorp
Fifth Third Capital Trust IV
Fifth Third Capital Trust V
Fifth Third Capital Trust VI                                                 -6-



a bank or trust company selected by the Corporation to act as depositary thereunder (the "Depositary") has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and delivered to the Depositary and the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the Deposit Agreement and issued against deposit of the Preferred Stock as contemplated by the Registration Statement and the Deposit Agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the
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Fifth Third Bancorp
Fifth Third Capital Trust IV
Fifth Third Capital Trust V
Fifth Third Capital Trust VI                                                 -7-


Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (4) Common Stock. When the Registration Statement has become effective under the Act, the terms of sale of the Common Stock have been duly established in conformity with the Corporation's articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

                  (5) Debentures and Guarantee. When the Registration Statement has become effective under the Act and:

                  (a) the guarantee agreement relating to the Guarantee of the Capital Securities of a Trust (the "Guarantee Agreement") has been
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Fifth Third Bancorp
Fifth Third Capital Trust IV
Fifth Third Capital Trust V
Fifth Third Capital Trust VI                                                 -8-


                           duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement;

                  (b) the amended and restated trust agreement relating to the issuance of Capital Securities by such Trust (the "Amended and Restated Trust Agreement") has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement;

                  (c) the terms of the corresponding Debentures and of their issuance and sale have been duly established in conformity with the Junior Subordinated Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over
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Fifth Third Bancorp
Fifth Third Capital Trust IV
Fifth Third Capital Trust V
Fifth Third Capital Trust VI                                                 -9-


                           the Corporation, and the Debentures have been duly executed and authenticated in accordance with the Junior Subordinated Indenture and issued and sold to such Trust as contemplated in the Registration Statement; and

                  (d) the terms of the Capital Securities and of their issuance and sale by such Trust have been duly established in conformity with the Trust's Amended and Restated Trust Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Trust, and the Capital Securities have been duly authorized, executed, authenticated and issued and sold in accordance with the Amended and Restated Trust Agreement and as contemplated in the Registration Statement,
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Fifth Third Bancorp
Fifth Third Capital Trust IV
Fifth Third Capital Trust V
Fifth Third Capital Trust VI                                                -10-



the Debentures and the Guarantee relating to the Capital Securities of such Trust will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (6) Warrants. When the Registration Statement has become effective under the Act, the warrant agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized, executed and delivered, substantially in the form filed as an exhibit to the Registration Statement, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated in the Registration Statement and the
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Fifth Third Bancorp
Fifth Third Capital Trust IV
Fifth Third Capital Trust V
Fifth Third Capital Trust VI                                                -11-


Warrant Agreement, the Warrants will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  The foregoing opinion is limited to the Federal laws of the United States and the laws of the States of New York and Ohio, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Ohio law, we have relied upon the opinion, dated April 16, 2002, of Paul L. Reynolds, Executive Vice President, General Counsel and Secretary of the Corporation and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Mr. Reynolds.

                  Also, we have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by us to be responsible.

                  We hereby consent to the filing of this opinion
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Fifth Third Bancorp
Fifth Third Capital Trust IV
Fifth Third Capital Trust V
Fifth Third Capital Trust VI                                                -12-


as an exhibit to the Registration Statement and to the references to us under the heading "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                             Very truly yours,


                                                         /s/ SULLIVAN & CROMWELL

                                                             SULLIVAN & CROMWELL